Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	October 27, 2021

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Record Profitability
Including Diluted EPS of $0.52

Michigan City, Indiana, October 27, 2021 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and nine months ending September 30, 2021.

“Organic commercial and consumer loan growth, the extension of Horizon’s Michigan franchise with our branch acquisition completed last month, record net interest income, Horizon’s low–cost deposit franchise, and our efficient operations all contributed to significant growth in pre–tax, pre–provision net income and bottom–line earnings,” Chairman and CEO Craig M. Dwight said. “We continue to conservatively manage our balance sheet while generating meaningful returns on excess liquidity, and we remain well positioned for more significant loan growth in our attractive and business–friendly Midwestern markets, which are seeing significant economic activity and favorable trends in a still–recovering economy.”

Third Quarter 2021 Highlights

•On September 17, 2021, completed previously announced acquisition of 14 branches in 11 Michigan counties, approximately $206.8 million in loans and $846.4 million in deposits, in a transaction designed to further extend Horizon’s retail franchise and further enhance its low–cost core deposit and funding capability to support lending in its Midwestern growth markets.

•Net income grew to a record $23.1 million, up 4.0% from the linked quarter and 13.6% from the year–ago period. Diluted earnings per share (“EPS”) of $0.52 was up from $0.50 for the second quarter of 2021 and $0.46 for the third quarter of 2020.

•Pre–tax, pre–provision net income grew to a record $28.2 million, up 15.5% from the linked quarter and 5.8% from the year–ago period. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income” table below.)

•Non–interest expense was $34.3 million in the quarter, or 2.09% of average assets on an annualized basis, compared to $33.4 million, or 2.18%, in the second quarter of 2021 and $33.4 million, or 2.30%, in the third quarter of 2020. Acquisition–related expenses totaled approximately $799,000 in the third quarter of 2021 and $242,000 in the linked quarter.

•The efficiency ratio for the period was 54.88% compared to 57.73% for the second quarter of 2021 and 55.59% for the third quarter of 2020. The adjusted efficiency ratio was 56.16% compared to 57.45% for the second quarter of 2021 and 56.64% for the third quarter of 2020. (See the “Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below.)

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52
•A previously disclosed consolidation of 10 retail locations was completed on August 27 as part of Horizon’s rigorous annual branch performance review process, with employees reassigned to support other staffing needs and growth initiatives. Operating cost saves are largely expected to be redeployed into continued digital banking and technology investments.

•Net interest income grew to a record $46.5 million for the quarter, up 9.2% from the second quarter of 2021 and 7.3% from the third quarter of 2020. Reported net interest margin (“NIM”) was 3.17% and adjusted NIM was 3.12%, with reported NIM increasing by three basis points and adjusted NIM decreasing by one basis point from the second quarter of 2021. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this non–GAAP calculation of adjusted NIM.) Approximately 16 basis points of the NIM and adjusted NIM is attributed to Federal Paycheck Protection Program (“PPP”) lending, offset by an estimated 16 basis point compression attributed to excess liquidity during the quarter. During the third quarter, Horizon increased the average balance of its investment portfolio by $471.8 million to leverage capital and focus on increasing net interest income.

•Total non–interest income was $16.0 million, including the recovery of $876,000 from an acquired charged–off loan, as well as a $2.4 million gain from the sale of the Company’s ESOP trustee accounts at the end of the quarter. The sale of these accounts is not expected to have any significant impact to the bottom line due to the related costs saves the Company will incur as it exited these account relationships. Non–interest income was $15.2 million in the second quarter of 2021 and $16.7 million, including a $1.1 million securities sale gain, in the third quarter of 2020.
•Horizon’s in–market consumer and commercial deposit relationships, including those on–boarded as part of its branch acquisition during the quarter, combined with strategic pricing moves to manage deposit growth and runoff of higher–priced time deposits, contributed to continued improvement in the cost of interest bearing liabilities, which declined to 0.38% in the quarter, compared to 0.45% in the second quarter of 2021 and 0.67% in the third quarter of 2020.

•Horizon recorded a quarterly provision expense of $1.1 million, reflecting a $2.0 million allocation for loans acquired in the Michigan branch acquisition, as well as, solid asset quality metrics at period end.

•Commercial loans, excluding PPP lending, grew by 2.3% organically and by 7.5% overall during the quarter to $2.1 billion at period end. Total loans, excluding PPP lending, grew organically 0.3% and 6.4% overall to $3.57 billion.

•Horizon’s book value per share increased to an all–time high of $16.28 while tangible book value per share decreased to $12.05. (See the “Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share” table below.) The decrease in tangible book value was a result of the repurchase of shares for approximately $7.6 million and $12.4 million of goodwill and intangible assets recorded during the third quarter.

•Horizon announced an increase to cash dividends to be paid on October 22, 2021 of 15.4% to $0.15 per share. As of September 30, 2021, in excess of $120.9 million in cash was maintained at the holding company, providing considerable future optionality to build shareholder value. This is Horizon’s second dividend increase in 2021.

•During the quarter, the Company repurchased 430,026 shares at an average cost of $17.74 per share for a total cost of $7.6 million. This resulted in a reduction in tangible book value of approximately $0.18 per share and an increase in EPS of $0.01 per share for the third quarter.

Summary

	For the Three Months Ended
	September 30,	June 30,	September 30,
Net Interest Income and Net Interest Margin	2021	2021	2020
Net interest income	$46,544	$42,632	$43,397
Net interest margin	3.17%	3.14%	3.39%
Adjusted net interest margin	3.12%	3.13%	3.27%

“Further improvement in our already low deposit and overall funding costs, coupled with higher average loan yields in the quarter, began to offset pressure from lower yielding investment securities, as evidenced in net interest margin expansion in the third quarter,” Mr. Dwight commented.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

	For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Yields and Funding Costs	2021	2021	2020
Interest earning assets	3.46%	3.48%	3.90%
Interest bearing liabilities	0.38%	0.45%	0.67%

	For the Three Months Ended
Non–interest Income and	September 30,	June 30,	September 30,
Mortgage Banking Income	2021	2021	2020
Total non–interest income	$16,044	$15,207	$16,700
Gain on sale of mortgage loans	4,088	5,612	8,813
Mortgage servicing income net of impairment	336	1,503	(1,308)

	For the Three Months Ended
	September 30,	June 30,	September 30,
Non–interest Expense	2021	2021	2020
Total non–interest expense	$34,349	$33,388	$33,407
Annualized non–interest expense to average assets	2.09%	2.18%	2.30%

	For the Three Months Ended
	September 30,	June 30,	September 30,
Credit Quality	2021	2021	2020
Allowance for credit losses to total loans	1.55%	1.58%	1.39%
Non–performing loans to total loans	0.80%	0.63%	0.72%
Percent of net charge–offs to average loans outstanding for the period	0.00%	0.00%	0.02%

Allowance for	December 31,	Net Reserve			September 30,
Credit Losses	2020	1Q20	2Q20	3Q20	2021
Commercial	$42,210	$770	$(1,214)	$1,355	$43,121
Retail Mortgage	4,620	(391)	(121)	(371)	3,737
Warehouse	1,267	(104)	(8)	(101)	1,054
Consumer	8,930	(116)	(194)	247	8,867
Allowance for Credit Losses (“ACL”)	$57,027	$159	$(1,537)	$1,130	$56,779
ACL / Total Loans	1.47%				1.55%
Acquired Loan Discount (“ALD”)	$11,494	$(221)	$(815)	$(27)	$10,431

“The modest increase in non–performing, substandard and delinquent loans during the third quarter is fully attributed to the portfolio acquired as part of our September branch acquisition as total non–performing loans, excluding acquired loans, decreased $206,000 from June 30, 2021,” Mr. Dwight said. “In addition, we see opportunities to make significant progress on workouts on the acquired loan portfolio, by applying Horizon’s hands–on, personalized and attentive credit–management approach of working with these new borrowers and sponsors,” Mr. Dwight added.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52
Income Statement Highlights

Net income for the third quarter of 2021 was $23.1 million, or $0.52 diluted earnings per share, compared to $22.2 million, or $0.50, for the linked quarter and $20.3 million, or $0.46, for the prior year period. This represents the highest quarterly net income in the Company’s history.

Adjusted net income for the third quarter of 2021 was $23.0 million, or $0.52 diluted earnings per share, compared to $22.2 million, or $0.50, for the linked quarter and $19.4 million, or $0.45, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability.

The increase in net income for the third quarter of 2021 when compared to the second quarter of 2021 reflects an increase in net interest income of $3.9 million and an increase in non–interest income of $837,000, offset by an increase in credit loss expense of $2.6 million, an increase non–interest expense of $961,000 and an increase in income tax expense of $286,000.

Interest income includes the recognition of PPP interest and net loan processing fees totaling $3.5 million in the third quarter of 2021, compared to $2.7 million in the linked quarter. On September 30, 2021, the Company had $2.5 million in net deferred PPP loan processing fees outstanding and $92.3 million in PPP loans outstanding. PPP net deferred fees and loans outstanding at June 30, 2021 were $5.7 million and $169.4 million, respectively. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness.

Third quarter 2021 income from the gain on sale of mortgage loans totaled $4.1 million, down from $5.6 million in the linked quarter and down from $8.8 million in the prior year period.

Non–interest expense of $34.3 million in the third quarter of 2021 reflected a $1.2 million increase in salaries and employee benefits expense, an increase of $377,000 in other expense, an increase of $138,000 in data processing, an increase of $110,000 in outside services and consulting, and an increase of $63,000 in other losses, offset by a decrease in loan expense of $462,000, a decrease in FDIC deposit insurance expense of $221,000, a decrease in net occupancy expenses of $149,000 and a decrease in professional fees of $66,000, from the linked quarter. Acquisition related expenses in the third quarter of 2021 increased $557,000 from the linked quarter.

The increase in net income for the third quarter of 2021 when compared to the same prior year period reflects an increase in net interest income of $3.1 million, a decrease in credit loss expense of $940,000 and a decrease in income tax expense of $270,000, offset by an increase in non–interest expense of $942,000 and a decrease in non–interest income of $656,000.

Net income for the first nine months of 2021 was $65.7 million, or $1.49 diluted earnings per share, compared to $46.6 million, or $1.06 diluted earnings per share, for the first nine months of 2020. Adjusted net income for the first nine months of 2021 was $64.9 million, or $1.46 diluted earnings per share, compared to $45.0 million, or $1.02 diluted earnings per share, for the first nine months of 2020. The increase in net income for the first nine months of 2021 when compared to the same prior year period reflects a decrease in credit loss expense of $17.7 million, an increase in non–interest income of $5.2 million and an increase in net interest income of $4.4 million, offset by an increase in non–interest expense of $4.9 million and an increase in income tax expense of $3.4 million.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Net income as reported	$23,071	$22,173	$20,422	$21,893	$20,312	$65,666	$46,606
Acquisition expenses	799	242	—	—	—	1,041	—
Tax effect	(166)	(51)	—	—	—	(217)	—
Net income excluding acquisition expenses	23,704	22,364	20,422	21,893	20,312	66,490	46,606
Credit loss expense acquired loans	2,034	—	—	—	—	2,034	—
Tax effect	(427)	—	—	—	—	(427)	—
Net income excluding credit loss expense acquired loans	25,311	22,364	20,422	21,893	20,312	68,097	46,606
Gain on sale of ESOP trustee accounts	(2,329)	—	—	—	—	(2,329)	—
Tax effect	489	—	—	—	—	489	—
Net income excluding gain on sale of ESOP trustee accounts	23,471	22,364	20,422	21,893	20,312	66,257	46,606
(Gain) / loss on sale of investment securities	—	—	(914)	(2,622)	(1,088)	(914)	(1,675)
Tax effect	—	—	192	551	228	192	352
Net income excluding (gain) / loss on sale of investment securities	23,471	22,364	19,700	19,822	19,452	65,535	45,283
Death benefit on bank owned life insurance (“BOLI”)	(517)	(266)	—	—	(31)	(783)	(264)
Net income excluding death benefit on BOLI	22,954	22,098	19,700	19,822	19,421	64,752	45,019
Prepayment penalties on borrowings	—	125	—	3,804	—	125	—
Tax effect	—	(26)	—	(799)	—	(26)	—
Net income excluding prepayment penalties on borrowings	22,954	22,197	19,700	22,827	19,421	64,851	45,019
Adjusted net income	$22,954	$22,197	$19,700	$22,827	$19,421	$64,851	$45,019

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Diluted earnings per share (“EPS”) as reported	$0.52	$0.50	$0.46	$0.50	$0.46	$1.49	$1.06
Acquisition expenses	0.02	0.01	—	—	—	0.02	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding acquisition expenses	0.54	0.51	0.46	0.50	0.46	1.51	1.06
Credit loss expense acquired loans	0.05	—	—	—	—	0.05	—
Tax effect	(0.01)	—	—	—	—	(0.01)	—
Diluted EPS excluding credit loss expense acquired loans	0.58	0.51	0.46	0.50	0.46	1.55	1.06
Gain on sale of ESOP trustee accounts	(0.05)	—	—	—	—	(0.05)	—
Tax effect	0.01	—	—	—	—	0.01	—
Diluted EPS excluding gain on sale of ESOP trustee accounts	0.54	0.51	0.46	0.50	0.46	1.51	1.06
(Gain) / loss on sale of investment securities	—	—	(0.02)	(0.06)	(0.02)	(0.02)	(0.04)
Tax effect	—	—	—	0.01	0.01	—	0.01
Diluted EPS excluding (gain) / loss on sale of investment securities	0.54	0.51	0.44	0.45	0.45	1.49	1.03
Death benefit on bank owned life insurance (“BOLI”)	(0.02)	(0.01)	—	—	—	(0.03)	(0.01)
Diluted EPS excluding death benefit on BOLI	0.52	0.50	0.44	0.45	0.45	1.46	1.02
Prepayment penalties on borrowings	—	—	—	0.09	—	—	—
Tax effect	—	—	—	(0.02)	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.52	0.50	0.44	0.52	0.45	1.46	1.02
Adjusted diluted EPS	$0.52	$0.50	$0.44	$0.52	$0.45	$1.46	$1.02

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Pre–tax income	$27,127	$25,943	$23,872	$23,860	$24,638	$76,942	$54,509
Credit loss expense	1,112	(1,492)	367	3,042	2,052	(13)	17,709
Pre–tax, pre–provision income	$28,239	$24,451	$24,239	$26,902	$26,690	$76,929	$72,218

Pre–tax, pre–provision income	$28,239	$24,451	$24,239	$26,902	$26,690	$76,929	$72,218
Acquisition expenses	799	242	—	—	—	1,041	—
Gain on sale of ESOP trustee accounts	(2,329)	—	—	—	—	(2,329)	—
(Gain) / loss on sale of investment securities	—	—	(914)	(2,622)	(1,088)	(914)	(1,675)
Death benefit on BOLI	(517)	(266)	—	—	(31)	(783)	(264)
Prepayment penalties on borrowings	—	125	—	3,804	—	125	—
Adjusted pre–tax, pre–provision income	$26,192	$24,552	$23,325	$28,084	$25,571	$73,944	$70,279

Horizon’s net interest margin increased to 3.17% for the third quarter of 2021 compared to 3.14% for the second quarter of 2021. The increase in net interest margin reflects a decrease in the cost of interest bearing liabilities of seven basis points, offset by a decrease in the yield on interest earning assets of two basis points. Interest income from acquisition–related purchase accounting adjustments was $645,000 higher during the third quarter of 2021 when compared to the second quarter of 2021.

Horizon’s net interest margin decreased to 3.17% for the third quarter of 2021 compared to 3.39% for the third quarter of 2020. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 44 basis points offset by a decrease in the cost of interest bearing liabilities of 29 basis points.

Horizon’s net interest margin decreased to 3.20% for the first nine months of 2021 compared to 3.48% for the same prior year period. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 60 basis points offset by a decrease in the cost of interest bearing liabilities of 40 basis points.

The net interest margin was impacted during the third and second quarters of 2021 by PPP loans that were originated. Horizon estimates that the PPP loans increased the net interest margin by 16 and seven basis points for the third and second quarters of 2021, respectively. This assumes these PPP loans were not included in average interest earning assets or interest income and were primarily funded by the growth in non–interest bearing deposits.

The net interest margin was also impacted during the third and second quarters of 2021 by excess liquidity carried on the balance sheet through increased deposits. Horizon estimates that the excess liquidity compressed the net interest margin by 16 and 21 basis points for the third and second quarters of 2021, respectively. This assumes that the excess liquidity was not included in average interest earning assets or interest income and was excluded from non–interest bearing deposits.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Net interest income as reported	$46,544	$42,632	$42,538	$43,622	$43,397	$131,714	$127,318
Average interest earning assets	6,033,088	5,659,384	5,439,634	5,365,888	5,251,611	5,712,875	5,037,540
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.17%	3.14%	3.29%	3.34%	3.39%	3.20%	3.48%

Net interest income as reported	$46,544	$42,632	$42,538	$43,622	$43,397	$131,714	$127,318
Acquisition–related purchase accounting adjustments (“PAUs”)	(875)	(230)	(1,579)	(2,461)	(1,488)	(2,684)	(4,475)
Prepayment penalties on borrowings	—	125	—	3,804	—	125	—
Adjusted net interest income	$45,669	$42,527	$40,959	$44,965	$41,909	$129,030	$122,843
Adjusted net interest margin	3.12%	3.13%	3.17%	3.44%	3.27%	3.14%	3.36%

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.12% for the third quarter of 2021, compared to 3.13% for the linked quarter and 3.27% for the third quarter of 2020. Interest income from acquisition–related purchase accounting adjustments was $875,000, $230,000 and $1.5 million for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

The adjusted net interest margin was 3.14% for the first nine months of 2021 compared to 3.36% for the same prior year period. Interest income from acquisition–related purchase accounting adjustments was $2.7 million and $4.5 million for the nine months ended September 30, 2021 and 2020, respectively.

Lending Activity

Total loan balances were $3.66 billion, or $3.57 billion excluding PPP loans, on September 30, 2021. Total loans were $3.53 billion, or $3.36 billion excluding PPP loans, on June 30, 2021. During the three months ended September 30, 2021, consumer loans, excluding acquired loans, increased $11.1 million and commercial loans, excluding PPP loans and acquired loans, increased $45.3 million, offset by decreases in PPP loans of $77.2 million, mortgage warehouse loans of $35.4 million, residential mortgage loans, excluding acquired loans, of $10.1 million and loans held for sale of $2.4 million.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	Amount	Acquired	Amount	QTD	Annualized
	2021	2021	Change	Loans	Change	% Change	% Change
Commercial, excluding PPP loans	$2,080,943	$1,935,187	$145,756	$(100,406)	$45,350	2.3%	9.3%
PPP loans	92,257	169,440	(77,183)	—	(77,183)	(45.6)%	(180.7)%
Residential mortgage	603,540	559,437	44,103	(54,222)	(10,119)	(1.8)%	(7.2)%
Consumer	713,432	650,144	63,288	(52,142)	11,146	1.7%	6.8%
Subtotal	3,490,172	3,314,208	175,964	(206,770)	(30,806)	(0.9)%	(3.7)%
Loans held for sale	4,811	7,228	(2,417)	—	(2,417)	(33.4)%	(132.7)%
Mortgage warehouse	169,909	205,311	(35,402)	—	(35,402)	(17.2)%	(68.4)%
Total loans	$3,664,892	$3,526,747	$138,145	$(206,770)	$(68,625)	(1.9)%	(7.7)%

Total loans, excluding PPP loans	$3,572,635	$3,357,307	$215,328	$(206,770)	$8,558	0.3%	1.0%
Residential mortgage lending activity for the three months ended September 30, 2021 generated $4.1 million in income from the gain on sale of mortgage loans, decreasing $1.5 million from the second quarter of 2021 and $4.7 million from the third quarter of 2020. Total origination volume for the third quarter of 2021, including loans placed into the portfolio, totaled $144.3 million, representing a decrease of 16.6% from second quarter 2021 levels, and a decrease of 30.3% from the third quarter of 2020. As a percentage of total originations, 39% of the volume was from refinances and 61% was from new purchases during the third quarter of 2021. Total origination volume of loans sold to the secondary market totaled $103.1 million, representing a decrease of 8.9% from the second quarter of 2021 and a decrease of 38.0% from the third quarter of 2020.

Revenue derived from Horizon's residential mortgage and mortgage warehouse lending activities was 9% for the three months ended September 30, 2021, compared to 12% for the linked quarter and 18% for the three months ended September 30, 2020.

Deposit Activity

Total deposit balances were $5.98 billion on September 30, 2021 compared to $4.78 billion on June 30, 2021, an increase of $1.20 billion. Excluding acquired deposits, total deposits increased $351.9 million during the three months ended September 30, 2021.

Deposit Growth by Type, Excluding Acquired Deposits
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	Amount	Acquired	Amount	QTD	Annualized
	2021	2021	Change	Deposits	Change	% Change	% Change
Non–interest bearing	$1,324,757	$1,102,950	$221,807	$(181,403)	$40,404	3.7%	14.5%
Interest bearing	3,875,882	3,105,328	770,554	(565,538)	205,016	6.6%	26.2%
Time deposits	779,260	573,348	205,912	(99,468)	106,444	18.6%	73.7%
Total deposits	$5,979,899	$4,781,626	$1,198,273	$(846,409)	$351,864	7.4%	29.2%

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52
Expense Management

	Three Months Ended
	September 30,			June 30,
	2021			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$18,901	$(25)	$18,876	$17,730	$—	$17,730	$1,146	6.5%
Net occupancy expenses	2,935	(13)	2,922	3,084	—	3,084	(162)	(5.3)%
Data processing	2,526	(17)	2,509	2,388	—	2,388	121	5.1%
Professional fees	522	(53)	469	588	(51)	537	(68)	(12.7)%
Outside services and consultants	2,330	(401)	1,929	2,220	(187)	2,033	(104)	(5.1)%
Loan expense	2,645	—	2,645	3,107	—	3,107	(462)	(14.9)%
FDIC insurance expense	279	—	279	500	—	500	(221)	(44.2)%
Other losses	69	(1)	68	6	—	6	62	1033.3%
Other expense	4,142	(289)	3,853	3,765	(4)	3,761	92	2.4%
Total non–interest expense	$34,349	$(799)	$33,550	$33,388	$(242)	$33,146	$404	1.2%
Annualized non–interest expense to average assets	2.09%		2.05%	2.18%		2.16%

Total non–interest expense was $961,000 higher in the third quarter of 2021 when compared to the second quarter of 2021. The increase in expenses was primarily due to an increase in salaries and employee benefits of $1.2 million due to the addition of revenue producing lenders and increasing the incentive bonus accrual. Excluding acquisition expenses, total non–interest expense increased by $404,000 in the third quarter of 2021 when compared to the second quarter of 2021.

	Three Months Ended
	September 30,			September 30,
	2021			2020			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$18,901	$(25)	$18,876	$18,832	$—	$18,832	$44	0.2%
Net occupancy expenses	2,935	(13)	2,922	3,107	—	3,107	(185)	(6.0)%
Data processing	2,526	(17)	2,509	2,237	—	2,237	272	12.2%
Professional fees	522	(53)	469	688	—	688	(219)	(31.8)%
Outside services and consultants	2,330	(401)	1,929	1,561	—	1,561	368	23.6%
Loan expense	2,645	—	2,645	2,876	—	2,876	(231)	(8.0)%
FDIC insurance expense	279	—	279	570	—	570	(291)	(51.1)%
Other losses	69	(1)	68	114	—	114	(46)	(40.4)%
Other expense	4,142	(289)	3,853	3,422	—	3,422	431	12.6%
Total non–interest expense	$34,349	$(799)	$33,550	$33,407	$—	$33,407	$143	0.4%
Annualized non–interest expense to average assets	2.09%		2.05%	2.30%		2.30%

Total non–interest expense was $942,000 higher in the third quarter of 2021 when compared to the third quarter of 2020. Excluding acquisition expenses, total non–interest expense increased by $143,000 in the third quarter when compared to the same prior year period.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

	Nine Months Ended
	September 30,			September 30,
	2021			2020			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$53,502	$(25)	$53,477	$51,052	$—	$51,052	$2,425	4.8%
Net occupancy expenses	9,337	(13)	9,324	9,549	—	9,549	(225)	(2.4)%
Data processing	7,290	(17)	7,273	7,074	—	7,074	199	2.8%
Professional fees	1,654	(104)	1,550	1,742	—	1,742	(192)	(11.0)%
Outside services and consultants	6,252	(588)	5,664	5,235	—	5,235	429	8.2%
Loan expense	8,574	—	8,574	7,667	—	7,667	907	11.8%
FDIC insurance expense	1,579	—	1,579	955	—	955	624	65.3%
Other losses	358	(1)	357	427	—	427	(70)	(16.4)%
Other expense	11,363	(293)	11,070	11,287	—	11,287	(217)	(1.9)%
Total non–interest expense	$99,909	$(1,041)	$98,868	$94,988	$—	$94,988	$3,880	4.1%
Annualized non–interest expense to average assets	2.16%		2.13%	2.29%		2.29%

Total non–interest expense was $4.9 million higher for the first nine months of 2021 when compared to the same prior year period. Increases in salaries and employee benefits, loan expenses and FDIC insurance expense were offset in part by a decrease in other expense. Excluding acquisition expenses, total non–interest expense increased $3.9 million for the first nine months of 2021 when compared to the same prior year period.
Annualized non–interest expense as a percent of average assets was 2.09%, 2.18% and 2.30% for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 2.05%, 2.16% and 2.30% for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Annualized non–interest expense as a percent of average assets was 2.16% and 2.29% for the nine months ended September 30, 2021 and 2020, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percentage of average assets was 2.13% and 2.29% for the nine months ended September 30, 2021 and 2020, respectively.

Income tax expense totaled $4.1 million for the third quarter of 2021, an increase of $320,000 when compared to the second quarter of 2021 and an increase of $1.8 million when compared to the third quarter of 2020. The increase in income tax expense in the third quarter of 2021 compared to both periods was primarily due to increases in income before tax expense.

Income tax expense totaled $11.3 million for the nine months ended September 30, 2021, an increase of $3.4 million when compared to the nine months ended September 30, 2020. The increase in income tax expense was primarily due to an increase in income before taxes of $22.4 million.

Capital

The capital resources of the Company and the Company’s wholly–owned subsidiary bank, Horizon Bank (the “Bank”) exceeded regulatory capital ratios for “well capitalized” banks at September 30, 2021. Stockholders’ equity totaled $708.5 million at September 30, 2021 and the ratio of average stockholders’ equity to average assets was 11.45% for the nine months ended September 30, 2021.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of September 30, 2021.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$678,665	15.27%	$355,555	8.00%	$466,666	10.50%	N/A	N/A
Bank	575,693	12.97%	355,092	8.00%	466,058	10.50%	$443,865	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	634,105	14.27%	266,617	6.00%	377,708	8.50%	N/A	N/A
Bank	526,731	11.86%	266,474	6.00%	377,505	8.50%	355,299	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	518,670	11.67%	200,001	4.50%	311,113	7.00%	N/A	N/A
Bank	526,731	11.86%	199,856	4.50%	310,887	7.00%	288,681	6.50%
Tier 1 capital (to average assets)
Consolidated	634,105	10.03%	252,883	4.00%	252,883	4.00%	N/A	N/A
Bank	526,731	8.38%	251,423	4.00%	251,423	4.00%	314,279	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At September 30, 2021, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $651.7 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $1.7 billion of unpledged investment securities at September 30, 2021.

Branch Network and Customer Experience

Horizon continues to implement its disciplined approach to enhancing the efficiency of its branch network on an ongoing basis, while leveraging technology to enhance the customer experience. Following management's annual review of branch performance for potential closure and a third–party consulting firm’s review of the Bank's physical branch network and strategy, Horizon’s Board of Directors approved the permanent closure on August 27, 2021 of nine branch locations in Indiana and one office in Michigan. At the same time, the Bank continues to invest in its Midwest footprint. On September 17, 2021, Horizon Bank closed on the purchase of 14 TCF National Bank branches.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52
Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for credit losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–provision income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Total stockholders’ equity	$708,542	$710,374	$689,379	$692,216	$670,293
Less: Intangible assets	183,938	172,398	173,296	174,193	175,107
Total tangible stockholders’ equity	$524,604	$537,976	$516,083	$518,023	$495,186
Common shares outstanding	43,520,694	43,950,720	43,949,189	43,880,562	43,874,353
Book value per common share	$16.28	$16.16	$15.69	$15.78	$15.28
Tangible book value per common share	$12.05	$12.24	$11.74	$11.81	$11.29

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Non–interest expense as reported	$34,349	$33,388	$32,172	$36,453	$33,407	$99,909	$94,988
Net interest income as reported	46,544	42,632	42,538	43,622	43,397	131,714	127,318
Non–interest income as reported	$16,044	$15,207	$13,873	$19,733	$16,700	$45,124	$39,888
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	54.88%	57.73%	57.03%	57.54%	55.59%	56.50%	56.81%

Non–interest expense as reported	$34,349	$33,388	$32,172	$36,453	$33,407	$99,909	$94,988
Acquisition expenses	(799)	(242)	—	—	—	(1,041)	—
Non–interest expense excluding acquisition expenses	33,550	33,146	32,172	36,453	33,407	98,868	94,988
Net interest income as reported	46,544	42,632	42,538	43,622	43,397	131,714	127,318
Prepayment penalties on borrowings	—	125	—	3,804	—	125	—
Net interest income excluding prepayment penalties on borrowings	46,544	42,757	42,538	47,426	43,397	131,839	127,318
Non–interest income as reported	16,044	15,207	13,873	19,733	16,700	45,124	39,888
Gain on sale of ESOP trustee accounts	(2,329)	—	—	—	—	(2,329)	—
(Gain) / loss on sale of investment securities	—	—	(914)	(2,622)	(1,088)	(914)	(1,675)
Death benefit on BOLI	(517)	(266)	—	—	(31)	(783)	(264)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$13,198	$14,941	$12,959	$17,111	$15,581	$41,098	$37,949
Adjusted efficiency ratio	56.16%	57.45%	57.97%	56.48%	56.64%	57.17%	57.48%

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Average assets	$6,507,673	$6,142,507	$5,936,149	$5,864,086	$5,768,691	$6,197,026	$5,549,696
Return on average assets (“ROAA”) as reported	1.41%	1.45%	1.40%	1.49%	1.40%	1.42%	1.12%
Acquisition expenses	0.05	0.02	—	—	—	0.02	—
Tax effect	(0.01)	—	—	—	—	—	—
ROAA excluding acquisition expenses	1.45	1.47	1.40	1.49	1.40	1.44	1.12
Credit loss expense acquired loans	0.12	—	—	—	—	0.04	—
Tax effect	(0.03)	—	—	—	—	(0.01)	—
ROAA excluding credit loss expense on acquired loans	1.54	1.47	1.40	1.49	1.40	1.47	1.12
Gain on sale of ESOP trustee accounts	(0.14)	—	—	—	—	(0.05)	—
Tax effect	0.03	—	—	—	—	0.01	—
ROAA excluding gain on sale of ESOP trustee accounts	1.43	1.47	1.40	1.49	1.40	1.43	1.12
(Gain) / loss on sale of investment securities	—	—	(0.06)	(0.18)	(0.08)	(0.02)	(0.04)
Tax effect	—	—	0.01	0.04	0.02	—	0.01
ROAA excluding (gain) / loss on sale of investment securities	1.43	1.47	1.35	1.35	1.34	1.41	1.09
Death benefit on BOLI	(0.03)	(0.02)	—	—	—	(0.02)	(0.01)
ROAA excluding death benefit on BOLI	1.40	1.45	1.35	1.35	1.34	1.39	1.08
Prepayment penalties on borrowings	—	0.01	—	0.26	—	—	—
Tax effect	—	—	—	(0.05)	—	—	—
ROAA excluding prepayment penalties on borrowings	1.40	1.46	1.35	1.56	1.34	1.39	1.08
Adjusted ROAA	1.40%	1.46%	1.35%	1.56%	1.34%	1.39%	1.08%

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Average common equity	$724,412	$706,652	$697,401	$680,857	$668,797	$709,587	$660,278
Return on average common equity (“ROACE”) as reported	12.64%	12.59%	11.88%	12.79%	12.08%	12.37%	9.43%
Acquisition expenses	0.44	0.14	—	—	—	0.20	—
Tax effect	(0.09)	(0.03)	—	—	—	(0.04)	—
ROACE excluding acquisition expenses	12.99	12.70	11.88	12.79	12.08	12.53	9.43
Credit loss expense acquired loans	1.11	—	—	—	—	0.38	—
Tax effect	(0.23)	—	—	—	—	(0.08)	—
ROACE excluding credit loss expense acquired loans	13.87	12.70	11.88	12.79	12.08	12.83	9.43
Gain on sale of ESOP trustee accounts	(1.28)	—	—	—	—	(0.44)	—
Tax effect	0.27	—	—	—	—	0.09	—
ROACE excluding gain on sale of ESOP trustee accounts	12.86	12.70	11.88	12.79	12.08	12.48	9.43
(Gain) / loss on sale of investment securities	—	—	(0.53)	(1.53)	(0.65)	(0.17)	(0.34)
Tax effect	—	—	0.11	0.32	0.14	0.04	0.07
ROACE excluding (gain) / loss on sale of investment securities	12.86	12.70	11.46	11.58	11.57	12.35	9.16
Death benefit on BOLI	(0.29)	(0.15)	—	—	(0.02)	(0.15)	(0.05)
ROACE excluding death benefit on BOLI	12.57	12.55	11.46	11.58	11.55	12.20	9.11
Prepayment penalties on borrowings	—	0.07	—	2.22	—	0.02	—
Tax effect	—	(0.01)	—	(0.47)	—	—	—
ROACE excluding prepayment penalties on borrowings	12.57%	12.61%	11.46%	13.33%	11.55%	12.22%	9.11%
Adjusted ROACE	12.57%	12.61%	11.46%	13.33%	11.55%	12.22%	9.11%

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its third quarter financial results and operating performance.

Participants may access the live conference call on October 28, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 866–235–9917 from the United States, 855–669–9657 from Canada or 412–902–4103 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through November 4, 2021. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 10160473.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Investor Day

Horizon Bancorp, Inc. will hold a Virtual Investor Day on Thursday, December 2, 2021, 11 a.m. to 1 p.m. CT (12 to 2 p.m. ET). Horizon’s senior management team will discuss the company’s disciplined operating culture, its retail digital experience and franchise, including its recent Michigan branch acquisition, and how it intends to capitalize on commercial and consumer growth opportunities in 2022 and beyond. Additional information, including details on how to register and access the live event and replay, will be made available through a news release to be issued in November.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.5 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Financial Highlights
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Balance sheet:
Total assets	$7,534,240	$6,109,227	$6,055,528	$5,886,614	$5,790,143
Interest earning deposits & federal funds sold	872,540	209,304	444,239	158,979	15,707
Interest earning time deposits	5,767	6,994	7,983	8,965	9,213
Investment securities	2,438,874	1,844,470	1,423,825	1,302,701	1,195,613
Commercial loans	2,173,200	2,104,627	2,177,858	2,192,271	2,321,608
Mortgage warehouse loans	169,909	205,311	266,246	395,626	374,653
Residential mortgage loans	603,540	559,437	581,929	624,286	675,220
Consumer loans	713,432	650,144	638,403	655,200	658,884
Earning assets	7,006,513	5,610,538	5,571,304	5,374,589	5,286,974
Non–interest bearing deposit accounts	1,324,757	1,102,950	1,133,412	1,053,242	1,016,646
Interest bearing transaction accounts	3,875,882	3,105,328	2,947,438	2,802,673	2,600,691
Time deposits	779,260	573,348	640,966	675,218	718,952
Borrowings	670,753	439,094	481,488	475,000	587,473
Subordinated notes	58,713	58,676	58,640	58,603	58,566
Junior subordinated debentures issued to capital trusts	56,722	56,662	56,604	56,548	56,491
Total stockholders’ equity	708,542	710,374	689,379	692,216	670,293

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Income statement:
Net interest income	$46,544	$42,632	$42,538	$43,622	$43,397
Credit loss expense (recovery)	1,112	(1,492)	367	3,042	2,052
Non–interest income	16,044	15,207	13,873	19,733	16,700
Non–interest expense	34,349	33,388	32,172	36,453	33,407
Income tax expense	4,056	3,770	3,450	1,967	4,326
Net income	$23,071	$22,173	$20,422	$21,893	$20,312

Per share data:
Basic earnings per share	$0.53	$0.50	$0.46	$0.50	$0.46
Diluted earnings per share	0.52	0.50	0.46	0.50	0.46
Cash dividends declared per common share	0.15	0.13	0.13	0.12	0.12
Book value per common share	16.28	16.16	15.69	15.78	15.28
Tangible book value per common share	12.05	12.24	11.74	11.81	11.29
Market value – high	18.47	19.13	19.94	15.86	11.48
Market value – low	$15.83	$16.98	$15.43	$10.16	$9.05
Weighted average shares outstanding – Basis	43,810,729	43,950,501	43,919,549	43,862,435	43,862,435
Weighted average shares outstanding – Diluted	43,958,870	44,111,103	44,072,581	43,903,881	43,903,881

Key ratios:
Return on average assets	1.41%	1.45%	1.40%	1.49%	1.40%
Return on average common stockholders’ equity	12.64	12.59	11.88	12.79	12.08
Net interest margin	3.17	3.14	3.29	3.34	3.39
Allowance for credit losses to total loans	1.55	1.58	1.56	1.47	1.39
Average equity to average assets	11.13	11.50	11.75	11.61	11.59
Efficiency ratio	54.88	57.73	57.03	57.54	55.59
Annualized non–interest expense to average assets	2.09	2.18	2.20	2.47	2.30
Bank only capital ratios:
Tier 1 capital to average assets	8.38	8.79	8.81	8.71	8.57
Tier 1 capital to risk weighted assets	11.86	12.80	12.71	11.29	10.67
Total capital to risk weighted assets	12.97	14.09	13.86	12.21	11.56

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2021	2020
Income statement:
Net interest income	$131,714	$127,318
Credit loss expense (recovery)	(13)	17,709
Non–interest income	45,124	39,888
Non–interest expense	99,909	94,988
Income tax expense	11,276	7,903
Net income	$65,666	$46,606

Per share data:
Basic earnings per share	$1.50	$1.06
Diluted earnings per share	1.49	1.06
Cash dividends declared per common share	0.41	0.36
Book value per common share	16.28	15.28
Tangible book value per common share	12.05	11.29
Market value – high	19.94	18.79
Market value – low	$15.43	$7.97
Weighted average shares outstanding – Basis	43,893,194	44,099,862
Weighted average shares outstanding – Diluted	44,047,043	44,165,650

Key ratios:
Return on average assets	1.42%	1.12%
Return on average common stockholders’ equity	12.37	9.43
Net interest margin	3.20	3.48
Allowance for credit losses to total loans	1.55	1.39
Average equity to average assets	11.45	11.90
Efficiency ratio	56.50	56.81
Annualized non–interest expense to average assets	2.16	2.29
Bank only capital ratios:
Tier 1 capital to average assets	8.38	8.57
Tier 1 capital to risk weighted assets	11.86	10.67
Total capital to risk weighted assets	12.97	11.56

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Loan data:
Substandard loans	$91,428	$82,488	$86,472	$98,874	$88,286
30 to 89 days delinquent	3,997	3,336	5,099	6,938	5,513

Non–performing loans:
90 days and greater delinquent – accruing interest	200	—	267	262	331
Trouble debt restructures – accruing interest	2,433	1,853	1,828	1,793	1,825
Trouble debt restructures – non–accrual	1,604	2,294	2,271	2,610	2,704
Non–accrual loans	25,137	18,175	20,700	22,142	24,454
Total non–performing loans	$29,374	$22,322	$25,066	$26,807	$29,314
Non–performing loans to total loans	0.80%	0.63%	0.68%	0.69%	0.72%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Commercial	$43,121	$41,766	$42,980	$42,210	$39,795
Residential mortgage	3,737	4,108	4,229	4,620	5,464
Mortgage warehouse	1,054	1,155	1,163	1,267	1,250
Consumer	8,867	8,620	8,814	8,930	9,810
Total	$56,779	$55,649	$57,186	$57,027	$56,319

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Commercial	$(25)	$40	$158	$23	$488
Residential mortgage	(29)	(23)	(65)	(10)	136
Mortgage warehouse	—	—	—	—	—
Consumer	36	22	115	216	199
Total	$(18)	$39	$208	$229	$823
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.00%	0.00%	0.01%	0.01%	0.02%

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Commercial	$16,121	$10,345	$12,802	$14,348	$16,169
Residential mortgage	8,641	7,841	7,916	7,994	9,209
Mortgage warehouse	—	—	—	—	—
Consumer	4,612	4,136	4,348	4,465	3,936
Total	$29,374	$22,322	$25,066	$26,807	$29,314
Non–performing loans to total loans	0.80%	0.63%	0.68%	0.69%	0.72%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Commercial	$2,861	$1,400	$1,696	$1,908	$2,191
Residential mortgage	117	37	37	—	70
Mortgage warehouse	—	—	—	—	—
Consumer	29	46	—	—	80
Total	$3,007	$1,483	$1,733	$1,908	$2,341

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$310,180	$119	0.15%	$45,307	$12	0.11%
Interest earning deposits	26,352	39	0.59%	28,428	53	0.74%
Investment securities – taxable	1,063,177	4,407	1.64%	447,762	1,639	1.46%
Investment securities – non–taxable (1)	1,108,503	5,911	2.68%	720,111	4,391	3.07%
Loans receivable (2) (3)	3,524,876	40,392	4.56%	4,010,003	44,051	4.39%
Total interest earning assets	6,033,088	50,868	3.46%	5,251,611	50,146	3.90%
Non–interest earning assets
Cash and due from banks	87,799			94,039
Allowance for credit losses	(55,703)			(55,271)
Other assets	442,489			478,312
Total average assets	$6,507,673			$5,768,691

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,831,632	$1,808	0.19%	$3,334,436	$3,616	0.43%
Borrowings	598,327	1,075	0.71%	577,447	1,662	1.15%
Subordinated notes	58,689	880	5.95%	58,716	895	6.06%
Junior subordinated debentures issued to capital trusts	56,684	561	3.93%	56,458	576	4.06%
Total interest bearing liabilities	4,545,332	4,324	0.38%	4,027,057	6,749	0.67%
Non–interest bearing liabilities
Demand deposits	1,180,890			996,427
Accrued interest payable and other liabilities	57,039			76,410
Stockholders’ equity	724,412			668,797
Total average liabilities and stockholders’ equity	$6,507,673			$5,768,691

Net interest income / spread		$46,544	3.08%		$43,397	3.23%
Net interest income as a percent of average interest earning assets (1)			3.17%			3.39%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$312,359	$284	0.12%	$44,375	$125	0.38%
Interest earning deposits	27,157	128	0.63%	25,083	216	1.15%
Investment securities – taxable	708,519	8,229	1.55%	476,735	6,582	1.84%
Investment securities – non–taxable (1)	1,040,447	16,790	2.73%	652,339	12,294	3.19%
Loans receivable (2) (3)	3,624,393	120,446	4.46%	3,839,008	132,927	4.64%
Total interest earning assets	5,712,875	145,877	3.53%	5,037,540	152,144	4.13%
Non–interest earning assets
Cash and due from banks	85,855			85,511
Allowance for credit losses	(56,885)			(42,864)
Other assets	455,181			469,509
Total average assets	$6,197,026			$5,549,696

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,679,970	$6,204	0.23%	$3,286,648	$15,838	0.64%
Borrowings	510,264	3,640	0.95%	576,288	5,974	1.38%
Subordinated notes	58,653	2,641	6.02%	21,218	953	6.00%
Junior subordinated debentures issued to capital trusts	56,628	1,678	3.96%	56,398	2,061	4.88%
Total interest bearing liabilities	4,305,515	14,163	0.44%	3,940,552	24,826	0.84%
Non–interest bearing liabilities
Demand deposits	1,128,173			879,840
Accrued interest payable and other liabilities	53,751			69,026
Stockholders’ equity	709,587			660,278
Total average liabilities and stockholders’ equity	$6,197,026			$5,549,696

Net interest income / spread		$131,714	3.09%		$127,318	3.29%
Net interest income as a percent of average interest earning assets (1)			3.20%			3.48%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and due from banks	$971,817	$249,711
Interest earning time deposits	5,767	8,965
Investment securities, available for sale	1,669,634	1,134,025
Investment securities, held to maturity (fair value $768,099 and $179,990)	769,240	168,676
Loans held for sale	4,811	13,538
Loans, net of allowance for credit losses of $56,779 and $57,027	3,603,302	3,810,356
Premises and equipment, net	93,866	92,416
Federal Home Loan Bank stock	24,440	23,023
Goodwill	162,788	151,238
Other intangible assets	21,150	22,955
Interest receivable	24,762	21,396
Cash value of life insurance	97,003	96,751
Other assets	85,660	93,564
Total assets	$7,534,240	$5,886,614

Liabilities
Deposits
Non–interest bearing	$1,324,757	$1,053,242
Interest bearing	4,655,142	3,477,891
Total deposits	5,979,899	4,531,133
Borrowings	670,753	475,000
Subordinated notes	58,713	58,603
Junior subordinated debentures issued to capital trusts	56,722	56,548
Interest payable	1,427	2,712
Other liabilities	58,184	70,402
Total liabilities	6,825,698	5,194,398
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,609,536 and 43,905,631 shares, Outstanding 43,520,694 and 43,880,562 shares	—	—
Additional paid–in capital	351,954	362,945
Retained earnings	348,943	301,419
Accumulated other comprehensive income	7,645	27,852
Total stockholders’ equity	708,542	692,216
Total liabilities and stockholders’ equity	$7,534,240	$5,886,614

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Interest income
Loans receivable	$40,392	$39,236	$40,818	$46,745	$44,051
Investment securities – taxable	4,565	2,528	1,548	1,570	1,704
Investment securities – non–taxable	5,911	5,656	5,223	4,919	4,391
Total interest income	50,868	47,420	47,589	53,234	50,146
Interest expense
Deposits	1,808	2,053	2,343	2,718	3,616
Borrowed funds	1,075	1,296	1,269	5,456	1,662
Subordinated notes	880	881	880	871	895
Junior subordinated debentures issued to capital trusts	561	558	559	567	576
Total interest expense	4,324	4,788	5,051	9,612	6,749
Net interest income	46,544	42,632	42,538	43,622	43,397
Credit loss expense (recovery)	1,112	(1,492)	367	3,042	2,052
Net interest income after credit loss expense (recovery)	45,432	44,124	42,171	40,580	41,345
Non–interest Income
Service charges on deposit accounts	2,291	2,157	2,234	2,360	2,154
Wire transfer fees	210	222	255	301	298
Interchange fees	2,587	2,892	2,340	2,645	2,438
Fiduciary activities	2,124	1,961	1,743	2,747	2,105
Gains / (losses) on sale of investment securities	—	—	914	2,622	1,088
Gain on sale of mortgage loans	4,088	5,612	5,296	7,815	8,813
Mortgage servicing income net of impairment	336	1,503	213	327	(1,308)
Increase in cash value of bank owned life insurance	534	502	511	566	566
Death benefit on bank owned life insurance	517	266	—	—	31
Other income	3,357	92	367	350	515
Total non–interest income	16,044	15,207	13,873	19,733	16,700
Non–interest expense
Salaries and employee benefits	18,901	17,730	16,871	20,030	18,832
Net occupancy expenses	2,935	3,084	3,318	3,262	3,107
Data processing	2,526	2,388	2,376	2,126	2,237
Professional fees	522	588	544	691	688
Outside services and consultants	2,330	2,220	1,702	2,083	1,561
Loan expense	2,645	3,107	2,822	2,961	2,876
FDIC insurance expense	279	500	800	900	570
Other losses	69	6	283	735	114
Other expenses	4,142	3,765	3,456	3,665	3,422
Total non–interest expense	34,349	33,388	32,172	36,453	33,407
Income before income taxes	27,127	25,943	23,872	23,860	24,638
Income tax expense	4,056	3,770	3,450	1,967	4,326
Net income	$23,071	$22,173	$20,422	$21,893	$20,312
Basic earnings per share	$0.53	$0.50	$0.46	$0.50	$0.46
Diluted earnings per share	0.52	0.50	0.46	0.50	0.46

Horizon Bancorp, Inc. Announces Record Profitability Including Diluted EPS of $0.52

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2021	2020
Interest income
Loans receivable	$120,446	$132,927
Investment securities – taxable	8,641	6,923
Investment securities – non–taxable	16,790	12,294
Total interest income	145,877	152,144
Interest expense
Deposits	6,204	15,838
Borrowed funds	3,640	5,974
Subordinated notes	2,641	953
Junior subordinated debentures issued to capital trusts	1,678	2,061
Total interest expense	14,163	24,826
Net interest income	131,714	127,318
Credit loss expense (recovery)	(13)	17,709
Net interest income after credit loss expense (recovery)	131,727	109,609
Non–interest Income
Service charges on deposit accounts	6,682	6,488
Wire transfer fees	687	699
Interchange fees	7,819	6,661
Fiduciary activities	5,828	6,398
Gains / (losses) on sale of investment securities	914	1,675
Gain on sale of mortgage loans	14,996	18,906
Mortgage servicing income net of impairment	2,052	(4,043)
Increase in cash value of bank owned life insurance	1,547	1,677
Death benefit on bank owned life insurance	783	264
Other income	3,816	1,163
Total non–interest income	45,124	39,888
Non–interest expense
Salaries and employee benefits	53,502	51,052
Net occupancy expenses	9,337	9,549
Data processing	7,290	7,074
Professional fees	1,654	1,742
Outside services and consultants	6,252	5,235
Loan expense	8,574	7,667
FDIC insurance expense	1,579	955
Other losses	358	427
Other expenses	11,363	11,287
Total non–interest expense	99,909	94,988
Income before income taxes	76,942	54,509
Income tax expense	11,276	7,903
Net income	$65,666	$46,606
Basic earnings per share	$1.50	$1.06
Diluted earnings per share	1.49	1.06